UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 7, 2021, Iterum Therapeutics plc, or the Company, received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC, or Nasdaq, indicating that, based on the closing bid price for the previous 30 consecutive business days, the listing of the Company’s ordinary shares was not in compliance with Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until March 7, 2022, to regain compliance with the Bid Price Rule.  To regain compliance during this 180-day compliance period, the closing bid price of the Company’s ordinary shares must be at least $1.00 for a minimum of 10 consecutive business days.

In the event that the Company does not regain compliance with the Bid Price Rule prior to the expiration of the 180-day compliance period, the Company may be eligible for an additional 180-day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse share split, if necessary. If the Company is not able to meet these requirements, the Company will receive written notification from Nasdaq that the Company’s shares are subject to delisting. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.  However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful.

The Company intends to actively monitor the closing bid price of its listed ordinary shares and, as appropriate, will consider all available options to resolve the deficiency and regain compliance with the Bid Price Rule, including potentially seeking to effect a reverse share split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: September 10, 2021
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer